SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2005

BROADCOM CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 8.01 Other Events.

On February 23, 2005 the Board of Directors of Broadcom Corporation (the “Board”) authorized a program to repurchase shares of Broadcom’s Class A common stock. The Board approved the repurchase of shares having an aggregate value of up to $250 million from time to time over a period of one year. These repurchases will be made in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market conditions, applicable legal requirements and other factors. The program does not obligate Broadcom to acquire any particular amount of Class A common stock and may be suspended at any time at the company’s discretion.

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2005 the Board agreed to pay or provide reimbursement for certain transitional benefits for Alan E. Ross, who retired from his positions as President and Chief Executive Officer of the company on January 3, 2005 and remains a member of the Board. The transitional benefits are set forth on Exhibit 10.1 hereto, which is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Certain Transitional Benefits for Former Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation
March 1, 2005	By:	/s/ WILLIAM J. RUEHLE
William J. Ruehle
Vice President and Chief Financial Officer

EXHIBIT INDEX

(c)	Exhibits

10.1	Certain Transitional Benefits for Former Chief Executive Officer